SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            FRONT PORCH DIGITAL INC.
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             (Exact Name of Registrant as Specified in its Charter)


                     NEVADA                             86-0793960
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(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification No.)

   If this form relates to the              If this form relates to the
   registration of a class of               registration of a class of
   securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
   of the Exchange Act and is effective     of the Exchange Act and is effective
   pursuant to General Instruction          pursuant to General Instruction
   A.(c)., please check the following       A.(d), please check the following
   box.   [ ]                               box.   [X]

Securities Act registration statement file number to which this form relates:
        ------------------------
             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
        -------------------                 ------------------------------

               N/A                                        N/A
        -------------------                 ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.001 PAR VALUE
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                                (Title of Class)


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                                (Title of Class)

Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The following statements are qualified in their entirety by reference to the detailed provisions of the Articles of Incorporation and Bylaws of Front Porch Digital, Inc., a Nevada corporation (the "Company"), copies of which are filed as exhibits to this Registration Statement. The shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company being registered pursuant to this Registration Statement are all of the same class and entitled to the same rights and privileges as all other shares of Common Stock.

     Description of Common Stock. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock. As of the date of this Registration Statement, the Company has outstanding 24,566,967 shares of Common Stock, all of which are validly issued, fully paid and nonassessable. Holders of the Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. Any such dividends may be paid in cash, property or shares of Common Stock. The Company has not paid any dividends since inception. All dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial conditions of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Common Stock will be paid in the future.

     All shares of Common Stock have equal voting rights and, when validly issued and outstanding will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of Common Stock present, in person or by proxy, at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors. Shares of Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share of Common Stock is entitled to share pro rata in any assets available for distribution to holders of its equity securities upon liquidation of the Company.


Item 2.        EXHIBITS

     3.1 Articles of Incorporation dated as of April 10, 1995, incorporated by reference to Exhibit 3.1 filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996.

     3.2 Certificate of Amendment to the Articles of Incorporation dated as of August 22, 1996, incorporated by reference to Exhibit 3.2 filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996.

     3.3 Certificate of Amendment to Articles of Incorporation dated as of March 12, 1998, incorporated by reference to Exhibit 3.1 filed with the Company's Current Report on Form 8-K filed on March 27, 1998.

     3.4 Certificate of Amendment to Articles of Incorporation dated as of April 12, 2000, incorporated herein by reference to Exhibit 3.4 filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

     3.5 Certificate of Amendment to Articles of Incorporation dated as of May 1, 2000, incorporated by reference to Exhibit 2 filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

     3.6 By-Laws of the Company dated as of May 8, 1995, incorporated by reference to Exhibit 3.5 filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996.

     4.1       Specimen Common Stock Certificate.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          FRONT PORCH DIGITAL INC.



Date:   May 25, 2001                      By: /s/ TIMOTHY PETRY
                                              -------------------------------
                                              Name:   Timothy Petry
                                              Title:  Chief Financial Officer

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA


NUMBER                                                                    SHARES
                            FRONT PORCH DIGITAL INC.
                                                           CUSIP NO. 359014 10 7

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001

THIS CERTIFIES THAT                 SPECIMEN

Is The Record Holder Of

                Shares of FRONT PORCH DIGITAL INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Frances D. Hetherington                          /s/ Jay Yogeshwar
---------------------------                          ---------------------------
                  SECRETARY                                            PRESIDENT

                            FRONT PORCH DIGITAL INC.
                                   CORPORATE
                                      SEAL

                                     NEVADA

i INTERWEST TRANSFER CO. INC.    COUNTERSIGNED & REGISTERED
P.O. BOX 17136                                                 ------------------------------
SALT LAKE CITY, UTAH 84117                                     COUNTERSIGNED Transfer Agent-
                                                               Authorized Signature

 NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common                    UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties              ..........Custodian.........
JY TEN  - as joint tenants with right             (Cust)            (Minor)
          of survivorship and not as
          tenants in common                       under Uniform Gifts to Minors
                                                  Act .........................
                                                              (State)

         Additional abbreviations may also be used though not in the above list.

         For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

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------------------------------------------------------------------------- Shares


of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________

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       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
          WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
                    ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER